BYLAWS

                                       OF

                               MEDITE CORPORATION
                             (Formerly Valcor, Inc.)
                         (Formerly Medford Corporation)

                             A DELAWARE CORPORATION

                            As Restated July 14, 1993


                                    ARTICLE I

                                     OFFICES

          1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, 19801. The name of the corporation's registered agent at such address shall be The Corporation Trust Company.

          2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the corporation's board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          1. PLACE AND TIME OF MEETINGS. All meetings of the stockholders shall be held at such place as shall be determined, from time to time, by the board of directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting or a duly executed waiver of notice thereof. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as shall be fixed by a majority of the board of directors. Special meetings of stockholders may be called by the chairman of the board, the president, the board of directors, or the holders of at least 10% of the shares of the corporation that would be entitled to vote at such a meeting.

          2. BUSINESS TO BE TRANSACTED AT ANNUAL OR SPECIAL MEETINGS. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors or by any stockholder of the corporation who is entitled to vote with respect thereto.

          3.   NOTICE.   Notice of the time and place of the annual meeting of
stockholders shall be given by mailing written or printed notice of the same not less than ten, nor more than sixty, days prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same not less than ten, nor more than sixty, days prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the corporation.

                                      - 1 -
          4. LIST OF STOCKHOLDERS. The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          5. QUORUM. The holders of a majority of the votes entitled to be cast at any meeting of stockholders, counted as a single class if there be more than one class of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

          6. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          7. INFORMAL ACTION. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

          8. APPOINTMENT OF INSPECTORS OF ELECTION. The board of directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election ("inspectors") to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the chairman of the board shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may be directors, officers or employees of the corporation.

                                   ARTICLE III

                                    DIRECTORS

          1. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The business and affairs of the corporation shall be managed by a board of directors consisting of not less than three, nor more than nine, members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time (i) by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors, or
(ii) by the stockholders pursuant to a resolution adopted by a majority of the holders of shares of the corporation entitled to vote for the election of directors; provided, however, that if the stockholders have acted to fix the number of directors, any action by the board of directors to fix another number shall only become effective on or after the first annual meeting of stockholders that follows such stockholder action. Each director shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this
Article III, and each director elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          2. NOMINATION OF DIRECTOR CANDIDATES. Nominations of candidates for election as directors of the corporation may be made at any meeting of the stockholders called for election of directors. Such nominations may be made by the board of directors or any stockholder entitled to vote with respect thereto.

          3. REMOVALS. Subject to the rights of the holders of Preferred Stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing which is then outstanding, any director, or the entire board of directors, may be removed from office at any time by stockholders, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote for the election of directors.

          4. VACANCIES. All vacancies in the board of directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors though less than a quorum; provided, however, that any vacancy resulting from an increase in the number of directors which is the result of a resolution adopted by the stockholders of the corporation may be filled by the stockholders of the corporation in accordance with the Delaware General Corporation Law, any other applicable provisions of the Amended and Restated Certificate of Incorporation, and these bylaws. Each director so chosen shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified.

          5. ANNUAL MEETING. The annual meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders at the location of the stockholders' meeting.

          6. OTHER MEETINGS AND NOTICE. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the chairman of the board or president and shall be called by the chairman of the board on the written request of a majority of directors, in each case on at least twenty-four hours notice to each director.

          7. QUORUM. A majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn the meeting from time to time without further notice, until a quorum shall be present.

          8. COMMITTEES. Standing or temporary committees consisting of one or more directors of the corporation may be appointed by the board of directors from time to time, and the board of directors may from time to time invest such committees with such powers as it may see fit, subject to limitations imposed by statute and such conditions as may be prescribed by the board of directors. An executive committee may be appointed by resolution passed by a majority of the entire board of directors and if appointed it shall have all the powers provided by statute, except as specially limited by the board of directors. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          9. COMMITTEE RULES. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this
Article III, of such committee is/are absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

          10. TELEPHONIC MEETINGS. Members of the board of directors or any committee designated by the board of directors may participate in any meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

          11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors or any committee thereof at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          12. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee. Action taken pursuant to such written consent of the board of directors or of any committee thereof shall have the same force and effect as if taken by the board of directors or the committee, as the case may be, at a meeting thereof.

          13. COMPENSATION. The board of directors shall have the authority to fix the compensation of directors.

                                   ARTICLE IV

                                    OFFICERS

          1. NUMBER. The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as the board of directors may, by resolution, appoint. Two or more offices may be held by the same person, except that the office of president and secretary shall not be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

          2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the next annual meeting of the board of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

          3. THE CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the stockholders and directors. He or she shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and, in connection therewith, shall be authorized to delegate to the vice chairman of the board, president and other officers such of his or her powers and duties as chairman of the board at such time and in such manner as he or she may deem to be advisable.

          The chairman of the board may, from time to time, appoint an attorney-in-fact or attorneys-in-fact, or an agent or agents, of the corporation in the name and on behalf of the corporation to cast as a stockholder, in any other corporation, any of the securities that may be held by the corporation, at meetings of the holders of such securities of such corporation, or to consent in writing to any such action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or the giving of any consent, or may execute or cause to be executed on behalf of the corporation and under its corporate seal or otherwise such written proxies, consents, waivers, or other instruments as he or she may deem necessary or proper, or he or she may attend any meeting of the holders of such securities of any such other corporation and thereat vote or exercise any or all other powers of the corporation as the holder of such securities of such corporation.

          4. THE VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall be the corporation's executive officer next in authority to the chairman of the board. The vice chairman of the board shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The vice chairman of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board. In addition to the foregoing, the vice chairman of the board shall have such other powers, duties and authority as may be set forth elsewhere in these bylaws.

          5. THE PRESIDENT. The president shall be the corporation's executive officer next in authority to the vice chairman of the board and shall be its chief operating officer unless otherwise determined by the board of directors. The president shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board and the vice chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The president shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board. In addition to the foregoing, the president shall have such other powers, duties, and authority as may be set forth elsewhere in these bylaws.

          6. VICE PRESIDENTS. Each vice president shall have such powers and discharge such duties as may be assigned from time to time by the chairman of the board. During the absence or disability of the president, one such vice president, when designated by the board of directors, shall exercise all the functions of the president.

          7. THE SECRETARY AND ASSISTANT SECRETARY. The secretary or the chairman of the board shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to the office, and perform such other duties designated or properly required by the chairman of the board. The assistant secretary shall be vested with the same powers and duties as the secretary, and any act may be done or duty performed by the assistant secretary with like effect as though done or performed by the secretary. The assistant secretary shall have such other powers and perform such other duties as may be assigned by the chairman of the board.

          8. THE TREASURER AND ASSISTANT TREASURER. The treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He or she shall disburse the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the chairman of the board or by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required of him or her, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform all duties incident to the office, and perform such other duties designated or properly required by the chairman of the board. The assistant treasurer shall be vested with the same powers and duties as the treasurer, and any act may be done, or duty performed by the assistant treasurer with like effect as though done or performed by the treasurer. The assistant treasurer shall have such other powers and perform such other duties as may be assigned by the chairman of the board.

          9. VACANCIES. Vacancies in any office arising from any cause may be filled by the directors for the unexpired portion of the term with a majority vote of the directors then in office. In the case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

          10. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these bylaws shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                                    ARTICLE V

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

          1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          4. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 and 2 of this
Article V. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          5. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          6. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          8. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this
Article V.

          9. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          10. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

          1. FORM. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the treasurer, or any assistant treasurer, certifying to the number of shares owned by such stockholder. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, or by an agent acting in the dual capacity of transfer agent and registrar, the signatures of any of the above-named officers may be facsimile. In the case of any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

          2. TRANSFERS. Transfers of stock shall be made only upon the transfer books of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

          3. LOST OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation shall, except as otherwise determined by the board of directors, the president or any vice president, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          4. FIXING A RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days prior to the date of such meeting, nor more than sixty days prior to any other action. If no record date has been fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date has been fixed by the board of directors, the record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent is duly delivered to the corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII

                          CERTAIN BUSINESS COMBINATIONS

          The provision of Section 203, Subchapter VI, Chapter 1, Title 8 of the Delaware General Corporation Law shall not apply to the corporation.

          This Article VII shall be amended, altered or repealed only as provided in Section 203, Subchapter VI, Chapter 1, Title 8 of the Delaware General Corporation Law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to any applicable provisions of the Amended and Restated Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          2. MONEYS. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the board of directors shall designate, and shall be drawn out only by check signed by the chairman of the board or the president and countersigned by the secretary, assistant secretary, treasurer, or the assistant treasurer, or signed and countersigned by such other persons as shall be designated by resolution of the board of directors, except that the chairman of the board may designate one or more officers to transfer by letter or wire funds from an account of the corporation in one bank to an account of the corporation or a subsidiary in another bank and the chairman of the board shall have the authority on bank accounts to designate that one signature of an officer or other person shall be sufficient.

          3. FISCAL YEAR. The fiscal year of the corporation for financial reporting purposes shall date from January 1 of each year, unless otherwise provided by the board of directors.

          4. SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the words "Corporate Seal, Delaware."

                                   ARTICLE IX

                                     NOTICES

          Whenever the provisions of any statute or these bylaws require notice to be given to any director, officer or stockholder, such notice may be given personally or in writing by facsimile, by telegraph or by depositing the same in the United States mail with postage prepaid addressed to each director, officer or stockholder at his or her address, as the same appears in the books of the corporation, and the time when the same shall be personally given, sent by facsimile or telegraph, or mailed shall be deemed to be the time of the giving of such notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.